CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of O'Shaughnessy Funds, Inc. ("Funds") and to the use of our report dated October 4, 1996 on the statements of assets and liabilities which appears in the Funds' Statement of Additional Information.




                                        McGladrey & Pullen, LLP


New York, NY
June 13, 1997